LETTER AGREEMENT

Amended and Restated Distribution Agreement

July 1, 2021

AMG Distributors, Inc.

One Stamford Plaza

263 Tresser Boulevard, Suite 949

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. and AMG Funds, dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds (the “Trust”) hereby notifies you that it desires to amend and restate Appendix A to the Distribution Agreement. Attached as Exhibit A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to amend and restate Appendix A to the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer
and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: July 1, 2021

Exhibit A

AMENDED AND RESTATED APPENDIX A

AMG GW&K Emerging Markets Equity Fund

AMG GW&K Emerging Wealth Equity Fund

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

AMG GW&K Small Cap Value Fund

AMG GW&K Small/Mid Cap Fund

AMG Renaissance Large Cap Growth Fund

AMG TimesSquare Global Small Cap Fund

AMG TimesSquare Emerging Markets Small Cap Fund

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Yacktman Focused Fund

AMG Yacktman Global Fund

AMG Yacktman Fund

AMG Yacktman Special Opportunities Fund

Date: July 1, 2021